Exhibit (a)(1)(B)
The Instructions accompanying the Letter of Transmittal should be read carefully before completing this Letter of Transmittal. The Depositary, the Dealer Manager (see the last page of the Offer to Purchase (as defined below) for addresses and telephone numbers) or your broker or other financial advisor will assist you in completing this Letter of Transmittal.
LETTER OF TRANSMITTAL
To Deposit Common Shares of
ENVOY COMMUNICATIONS GROUP INC.
Pursuant to the Offer to Purchase
Dated November 20, 2006

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 PM (TORONTO TIME) ON
DECEMBER 27, 2006 UNLESS THE OFFER IS EXTENDED, WITHDRAWN, OR VARIED.
The Depositary is:
COMPUTERSHARE INVESTOR SERVICES INC.
Toll Free: 1-800-564-6253
International: 1-514-982-7555
E-mail: corporateactions@computerhsare.com

By Mail	By Hand, Registered Mail or by Courier:
P.O. Box 7021	100 University Street
31 Adelaide Street East	9th Floor
Toronto, ON	Toronto, ON
M5C 3H2	M5J 2Y1
Attention: Corporate Actions	Attn: Corporate Actions
This Letter of Transmittal is to be used only if certificates for Shares (as defined below) are to be forwarded with it pursuant to Section 4 of the Offer to Purchase.

TO:	ENVOY COMMUNICATIONS GROUP INC. (THE “COMPANY”)
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC. (THE “DEPOSITARY”)
The undersigned delivers to the Company the enclosed certificate(s) for Shares and, subject only to the provisions of the Offer to Purchase regarding withdrawal, irrevocably accepts the Offer (as defined below) for such Shares upon the terms and conditions contained in the Offer to Purchase and Circular. The following are the details of the enclosed certificate(s):

DESCRIPTION OF SHARES DEPOSITED
(See Instructions 3 and 4)

Name(s) and Address(es) of Registered Owner(s)
(Please Fill in Exactly as Name(s) Appear(s) on Share Certificate(s))

Shares Deposited (Attach signed list if necessary)

Share Certificate Number(s)	Number of Shares Represented by Certificate(s)	Number of Shares Deposited*

Total Shares Deposited

Indicate in the space below the order (by certificate number) in which Shares are to be purchased in event of proration (See Instruction 8 in this Letter of Transmittal):**
1st: ____ 2nd: ____ 3rd: ____ 4th: ____ 5th: ____

*	If you desire to deposit fewer than all Shares evidenced by any Share certificate listed above, indicate in this column the number of Shares you wish to deposit. Otherwise, all Shares evidenced by such Share certificates will be considered to have been deposited. See Instruction 4 in this Letter of Transmittal.

**	If you do not designate an order, and in the event of proration less than all Shares tendered are purchased, the order of Shares purchased will be selected by the Depositary. See Instruction 8 in this Letter of Transmittal.
Delivery of this instrument to an address other than provided herein does not constitute a valid delivery.

The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Capitalized terms used and not defined in this Letter of Transmittal have the meanings ascribed to them in the Offer to Purchase that accompanies this Letter of Transmittal. In the case of any inconsistency between the terms of this Letter of Transmittal and the Offer to Purchase, the terms of the Offer to Purchase shall prevail.
This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany the certificates for the Shares deposited pursuant to the Offer to Purchase. Shareholders whose certificates are not immediately available or who cannot deliver their certificates for Shares and all other documents which this Letter of Transmittal requires to the Depositary by the Expiration Date (as defined in the Offer to Purchase) must deposit their Shares according to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase. See Instruction 2.
The undersigned hereby deposits to the Company the above-described common shares of the Company (the “Shares”) pursuant to an Auction Tender (as defined in the Offer to Purchase dated November 20, 2006, the “Offer to Purchase”) at the price per Share indicated in this Letter of Transmittal or pursuant to a Purchase Price Tender (as defined in the Offer to Purchase) upon the terms and subject to the conditions set forth in the Offer to Purchase and the Company’s Issuer Bid Circular dated November 20, 2006 and any supplements or amendments thereto (the “Circular”) and in this Letter of Transmittal (which, as amended or supplemented from time to time, together with the Offer to Purchase and the Circular, constitute the “Offer”), including the provisions relating to proration and conditional tenders described therein.
A holder of common shares (a “Shareholder”) of the Company who wishes to deposit Shares under the Offer and whose certificate is registered in the name of an investment dealer, stock broker, bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to deposit such Shares under the Offer.
Shareholders should carefully consider the income tax consequences of depositing Shares under the Offer. See section 14 “Income Tax Considerations” in the Circular that accompanies this Letter of Transmittal.
Subject to and effective upon acceptance for purchase of the Shares deposited hereby pursuant to an Auction Tender or pursuant to a Purchase Price Tender in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all rights, title and interest in and to all Shares deposited hereby and in and to any and all rights, benefits and claims in respect thereof or arising, or having arisen as a result of the undersigned’s status as a Shareholder of the Company and in and to any and all distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred, or may be payable, issuable, distributable or transferable, on or in respect of such Shares or any of them on or after the date upon which the Shares are taken up and paid for under the Offer and hereby irrevocably constitutes and appoints the Depositary and any officer of the Company as attorney-in-fact of the undersigned with respect to such Shares effective from the time the Company takes up and pays for Shares (the “Effective Time”), with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to:
(a)	upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price (as defined below), deliver certificates for such Shares, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Company;

(b)	present certificates for such Shares for cancellation and transfer on the books of the trustee for the Shares; and

(c)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, subject to the next paragraph, all in accordance with the terms of the Offer.
The undersigned hereby represents and warrants that:
(a)	the undersigned understands that tendering Shares under any one of the procedures described in Section 4 of the Offer to Purchase and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that (i) the undersigned has a “net long position” in Shares or equivalent securities at least equal to the Shares tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) such tender of Shares complies with Rule 14e-4 under the Exchange Act;

(b)	when and to the extent the Company accepts the Shares for payment, the Company will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, and the same will not be subject to any adverse claim, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Shares to Shareholders of record on or prior to the Effective Time shall be for the account of the undersigned;

(c)	on request, the undersigned will execute and deliver any additional documents that the Depositary or the Company deems necessary or desirable to complete the assignment, transfer, and purchase of the Shares deposited hereby; and

(d)	the undersigned has received and agrees to all of the terms of this Offer.
The names and addresses of the registered owners should be printed, if they are not already printed above, as they appear on the certificates representing Shares deposited hereby. The certificates and the number of Shares that the undersigned wishes to deposit should be indicated in the appropriate boxes, and if the deposit is being made pursuant to an Auction Tender, the purchase price at which such Shares are being deposited should be indicated in Box B “Auction Tender”.
The undersigned understands that he or she must indicate whether he or she deposits the Shares pursuant to an Auction Tender or a Purchase Price Tender by completing Box A “Type of Tender”. Shareholders who deposit Shares without making a valid Auction Tender or Purchase Price Tender will be deemed to have made a Purchase Price Tender.
The undersigned understands that the Company will, upon the terms and subject to the conditions of the Offer, determine a single price per Share (the “Purchase Price”), which will not be less than US$2.55 per Share or more than US$2.70 per Share, that is the lowest price that enables it to purchase 7,000,000 Shares (or such lesser number of Shares if the Offer is undersubscribed) properly deposited pursuant to the Offer by Purchase Price Tender or by Auction Tender if the price specified by the Shareholder in connection with such Auction Tender is not greater than such Purchase Price. For the purpose of determining the Purchase Price, Shares deposited pursuant to a Purchase Price Tender will be considered to have been deposited at US$2.55 per Share. The undersigned understands that, upon the terms and subject to the conditions of the Offer (including the proration provisions described in the Offer), all Shares properly deposited and not withdrawn pursuant to Auction Tenders at prices at or below the Purchase Price or pursuant to Purchase Price Tenders will be purchased at the Purchase Price, net to each Shareholder in cash (but subject to applicable withholding taxes, if any), for all Shares purchased. The Company will return all Shares not purchased under the Offer, including Shares deposited pursuant to an Auction Tender at prices greater than the Purchase Price and Shares not purchased because of proration or the provisions relating to conditional tenders, promptly after the Expiration Date. Certificates for all Shares not purchased, including Shares deposited pursuant to Auction Tenders at prices in excess of the Purchase Price and Shares not purchased due to proration or the provisions relating to conditional tenders, will be returned (in the case of certificates representing Shares all of which are not purchased), or replaced with new certificates representing the balance of Shares not purchased (in the case of certificates representing Shares of which less than all are purchased), as soon as practicable after the Expiration Date or termination of the Offer without expense to the depositing Shareholder. The undersigned understands that a Shareholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered.
The undersigned understands that if the total number of Shares properly deposited pursuant to the Offer by the Expiration Date by Purchase Price Tender and by Auction Tender at prices at or below the Purchase Price (the “Successfully Deposited Shares”) and not withdrawn by the Shareholders (the “Successful Shareholders”) is greater than 7,000,000 Shares, then the Successfully Deposited Shares will be purchased on a pro rata basis according to the number of Shares deposited (or deemed to be deposited) by the depositing Shareholders (with adjustments to avoid the purchase of fractional Shares). The Company’s determination as to proration shall be final and binding on all parties.
The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer or may not be required to purchase any of the Shares deposited hereby or may accept for payment, in accordance with the applicable proration provisions relating to Shares deposited, fewer than all of the Shares deposited hereby. The undersigned understands that certificate(s) for any Shares not deposited or not purchased will be returned to the undersigned at the address indicated above, unless otherwise indicated in Box E

“Special Payment Instructions” or Box F “Special Delivery Instructions”. The undersigned recognizes that the Company has no obligation, pursuant to the Special Payment Instructions, to transfer any certificates for Shares from the name of their registered owner.
The undersigned understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the undersigned and the Company, effective as of the Expiration Date, upon the terms and subject to the conditions of the Offer.
The undersigned understands that payment for Shares accepted for payment pursuant to the Offer will be made by depositing the aggregate Purchase Price for such Shares with the Depositary, which will act as agent for the depositing Shareholders for the purpose of receiving payment from the Company and transmitting such payment to the depositing Shareholders. Receipt of payment by the Depositary will be deemed to constitute receipt of payment thereof by persons depositing Shares. Under no circumstances will interest accrue or be paid by the Company or the Depositary, regardless of any delay in making such payment or otherwise.
The undersigned instructs the Company and the Depositary to issue the cheque, payable in U.S. funds, for the Purchase Price (but subject to applicable withholding taxes, if any) for such of the deposited Shares as are purchased to the order of the undersigned and mailed by first-class mail, postage prepaid, to the address indicated above unless otherwise indicated in Box E “Special Payment Instructions”, Box F “Special Delivery Instructions” or Box G “Hold for Pick-Up”.
All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this deposit is irrevocable.
If a share certificate has been lost, stolen or destroyed, this Letter of Transmittal, including Box K – “Lost, Stolen or Destroyed Certificates” should be completed as fully as possible and forwarded to the Depositary, together with a letter describing the loss, theft or destruction and providing a telephone number. The Depositary will respond with the replacement requirements, which includes certain additional documents that must be signed in order to obtain replacement certificate(s) and the payment of the required lost certificate fee.
The undersigned agrees not to vote any of the Deposited Shares taken up and paid for under the Offer, or distributions on such Shares consisting of securities, at any meeting and not to exercise any of the other rights or privileges attaching to any of such Deposited Shares or distributions consisting of securities, or otherwise act with respect thereto. The undersigned agrees further to execute and deliver to the Company, provided not contrary to any applicable law, at any time and from time to time, as and when requested by, and at the expense of the Company, any and all instructions of proxy, authorization or consent, in form and on terms satisfactory to the Company, in respect of any such Deposited Shares or distributions consisting of securities. The undersigned agrees further to designate in any such instruments of proxy the person or persons specified by the Company as the proxyholder of the undersigned in respect of such Deposited Shares or distributions consisting of securities.
By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned and both of you shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigne, le soussigne et les destinataires sont presumes avoir requis que tout contrat atteste par l’offre et son acceptation par cette d’envoi, de meme que tous les documents qui s’y rapportent, soient rediges exclusivement en langue anglaise.

BOX A
TYPE OF TENDER

Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered by way of a Purchase Price Tender. Shares are being deposited hereby pursuant to (check one):

☐	An Auction Tender (Please complete Box B)	☐	A Purchase Price Tender (Please complete Box C)

BOX B
AUCTION TENDER
PRICE (IN UNITED STATES DOLLARS) PER
SHARE AT WHICH SHARES ARE BEING DEPOSITED
This box MUST be completed if Shares are being deposited pursuant to an Auction Tender.

Check Only One Box. If more than one box is checked, there is no proper deposit of Shares. If you wish to deposit Shares at different prices you MUST submit a separate Letter of Transmittal for each such deposit. (See Instruction 5)

☐	US$2.55	☐	US$2.61	☐ US$2.66
☐	US$2.56	☐	US$2.62	☐ US$2.67
☐	US$2.57	☐	US$2.63	☐ US$2.68
☐	US$2.58	☐	US$2.64	☐ US$2.69
☐	US$2.59	☐	US$2.65	☐ US$2.70
☐	US$2.60
Canadian Shareholders may wish to refer to the U.S./Canadian dollar exchange rates in Section 1 of the Circular – “Envoy Communications Group Inc. – Financial Statement Presentation and Exchange Rate Data”.

BOX C
PURCHASE PRICE TENDER
This box MUST be completed if Shares are being deposited pursuant to a Purchase Price Tender.
The undersigned either (check one):

☐	is depositing shares as a registered holder, owned by the undersigned;

☐	is depositing Shares beneficially owned by the undersigned, or

☐	is a broker, dealer, bank, trust company or other nominee that is depositing, for the beneficial owners thereof, Shares with respect to which it is the owner of record (list attached).

BOX D
CONDITIONAL TENDER
(See Instruction 6)
A Shareholder may tender Shares subject to the condition that a specified minimum number of the Shareholder’s Shares tendered pursuant to this Letter of Transmittal must be purchased if any Shares tendered are purchased (as described in Section 6 of the Offer to Purchase). Unless the minimum number Shares indicated below is purchased by the Company in the Offer, none of the Shares tendered by such Shareholder will be purchased. It is the responsibility of the Shareholder to calculate the minimum number of Shares that must be purchased if any are purchased, and the Company urges Shareholders to consult their own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	Minimum number of Shares that must be purchased, if any are purchased:

Shares

(insert number of Shares)

BOX E
SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, 7 and 8)
To be completed ONLY if certificates for Shares deposited but not purchased and/or the cheque for the purchase price of Shares purchased are to be issued in the name of someone other than the undersigned.

Issue:	☐	cheque and/or	☐	certificate(s) to:

Name

(Please Print)

Address

(Include Postal Code or Zip Code)
(Social Insurance No. or Tax Identification No. or Social Security No.)
(Recipients in U.S. to Complete Substitute Form W-9)

BOX F
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 7 and 8)
To be completed ONLY if certificates for Shares deposited but not purchased and/or the cheque for the purchase price of Shares purchased are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown above.

Mail:	☐	cheque and/or	☐	certificate(s) to:

Name

(Please Print)

Address

(Include Postal Code or Zip Code)

BOX G
HOLD FOR PICK-UP

☐	Hold certificates and/or cheques for Shares for pick up

BOX H

☐	Check here if certificates for deposited Shares are being delivered pursuant to a notice of guaranteed delivery previously sent to the Depositary and complete the following:
Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution Which Guaranteed Delivery:

BOX I
SHAREHOLDER(S) SIGN HERE
(See Instructions 1 and 7)
Must be signed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 7.

Authorized Signature :

Signature(s) of Shareholder or authorized representative

Name(s) :

(Please Print)
Capacity :

Address :

(Include Postal Code or Zip Code)

Area Code and Telephone Number :

TIN; SSN; SIN:

Shareholders must provide their Social Insurance No.; U.S. shareholders must provide their Taxpayer Identification No. or Social Security No. and complete Substitute Form W-9

Dated	,	2006

BOX J
GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 7)

Authorized Signature:

Name(s):

(Please Print)

Title:

Name of Firm :

Address :

(Include Postal Code or Zip Code)

Area Code and Telephone Number :

Dated	,	2006

BOX K
LOST, STOLEN OR DESTROYED
CERTIFICATES
To be completed ONLY if certificates representing Shares being deposited have been lost, stolen or destroyed.
The undersigned either (check one):
☐	lost his or her certificate(s) representing Shares;

☐	had his or her certificate(s) representing Shares stolen; or

☐	had his or her certificate(s) representing Shares destroyed.
If a certificate representing Shares has been lost, stolen or destroyed, this Letter of Transmittal, including this Box K, must be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction and providing a telephone number, to the Depositary. The Depositary will respond with the replacement requirements.

INSTRUCTIONS
Forming Part of the Terms of the Offer
1.	Guarantee of Signatures. No signature guarantee is required if:
(a)	this Letter of Transmittal is signed by the registered holder of the Shares exactly as the name of the registered holder appears on the certificate deposited with this Letter of Transmittal and payment and delivery are to be made directly to such registered holder and such registered holder has not completed either Box E “Special Payment Instructions” or Box F “Special Delivery Instructions” above; or

(b)	such Shares are deposited for the account of a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), whose members usually include members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States (each being referred to as an “Eligible Institution”).
In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal by completing Box J “Guarantee of Signature(s)”. See Instruction 7.

2.	Delivery of Letter of Transmittal and Certificates — Guaranteed Delivery Procedures. This Letter of Transmittal is to be used if certificates are to be forwarded with it to the Depositary. Certificates for all physically deposited Shares together with a properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be received by the Depositary by the Expiration Date (as defined in the Offer to Purchase).

Shareholders whose certificates are not immediately available or who cannot deliver certificates for Shares and all other required documents to the Depositary by the Expiration Date may deposit their Shares by or through any Eligible Institution by properly completing (including the type of deposit and, if applicable, the price at which the Shares are being deposited) and duly executing and delivering a Notice of Guaranteed Delivery (or facsimile of it) and by otherwise complying with the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase. Pursuant to such procedure, the certificates for all physically deposited Shares, as well as a properly completed and duly executed Letter of Transmittal and all other documents required by this Letter of Transmittal (or a manually executed photocopy thereof) must be received by the Depositary at its Toronto office on or before the third trading day on the TSX and NASDAQ after the Expiration Date.

The Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by facsimile transmission to the Toronto office of the Depositary listed in the Notice of Guaranteed Delivery, and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. For Shares to be validly deposited pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery by the Expiration Date.

The method of delivery of certificates representing Shares and all other required documents is at the option and risk of the depositing Shareholder. Delivery is only effective upon receipt by the Depositary. If delivery is by mail, properly insured registered mail with return receipt requested is recommended, and it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary on or prior to such date.

The Company will not purchase any fractional Shares, nor will it accept any alternative, conditional or contingent deposits except as specifically permitted by the Offer to Purchase. All depositing Shareholders, by execution of this Letter of Transmittal and delivery of it in the manner prescribed herein, waive any right to receive any notice of the acceptance of their deposit.

3.	Inadequate Space. If the space provided in the box captioned “Description of Shares Deposited” is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.	Partial Deposits and Unpurchased Shares. If fewer than all of the Shares evidenced by any certificate are to be deposited, fill in the number of Shares which are to be deposited in the column entitled “Number of Shares Deposited”. In such case, if any deposited Shares are purchased, a new certificate for the remainder of the Shares evidenced by the old certificate(s) will be issued and sent to the registered holder, unless otherwise specified in Box E “Special Payment Instructions” or Box F “Special Delivery Instructions” on this Letter of

Transmittal, as soon as practicable after the Expiration Date. All Shares represented by the certificate(s) listed and delivered to the Depositary are deemed to have been deposited unless otherwise indicated.

5.	(a) Indication of Type of Tender. To deposit Shares, the Shareholder must complete Box A “Type of Tender” on this Letter of Transmittal or, if applicable, on the Notice of Guaranteed Delivery indicating whether he or she is depositing Shares pursuant to an Auction Tender or a Purchase Price Tender. Only one box may be checked. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered by way of a Purchase Price Tender. The same Shares cannot be deposited (unless previously properly withdrawn as provided in Section 5 of the Offer to Purchase) pursuant to both an Auction Tender and a Purchase Price Tender, or pursuant to Auction Tenders at more than one price. However, if a Shareholder desires to deposit Shares in separate lots at a different type of tender for each lot, such Shareholder must complete a separate Letter of Transmittal or, if applicable, Notice of Guaranteed Delivery for each lot which the Shareholder is depositing.
(b) Indication of Price at Which Shares Are Being Deposited. For Shares to be properly deposited pursuant to an Auction Tender the Shareholder must complete Box B “Auction Tender” on this Letter of Transmittal indicating the price per Share in United States dollars at which he or she is depositing Shares. A Shareholder wishing to deposit portions of his or her Shares pursuant to Auction Tenders at different prices must complete a separate Letter of Transmittal for each price at which he or she wishes to deposit each such portion of his or her Shares. The same Shares cannot be deposited pursuant to Auction Tenders (unless previously properly withdrawn as provided in Section 5 of the Offer to Purchase) at more than one price. No price can be specified by Shareholders making a Purchase Price Tender.
6.	Conditional Tenders. As described in Section 6 of the Offer to Purchase, Shareholders may condition their tenders on all or a minimum number of their tendered Shares being purchased. If the Company is to purchase less than all of the Shares tendered before the Expiration Date and not properly withdrawn, the Depositary will perform a preliminary proration, and any Shares tendered at or below the Purchase Price pursuant to a conditional tender for which the condition was not satisfied will automatically be regarded as withdrawn. All tendered Shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed and a minimum number of Shares is specified. The conditional tender alternative is made available for Shareholders seeking to take steps to have Shares sold pursuant to the Offer treated as a sale of the Shares, rather than the payment of a dividend, for U.S. federal income tax purposes. It is the tendering Shareholder’s responsibility to calculate the minimum number of Shares that must be purchased from the Shareholder in order for the Shareholder to qualify for sale (rather than dividend) treatment, and each Shareholder is urged to consult with his or her own tax advisor. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax results in all cases. See Section 14 of the Circular, “Income Tax Considerations – Certain United States Federal Income Tax Consequences to United States Holders”.

7.	Signatures on Letter of Transmittal, Stock Transfer Powers and Endorsements.
(a)	If this Letter of Transmittal is signed by the registered holder(s) of the Shares deposited hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate without any change whatsoever.

(b)	If the Shares are registered in the names of two or more joint owners, each such owner must sign this Letter of Transmittal.

(c)	If any deposited Shares are registered in different names on several certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal (or facsimile of it) as there are different registrations of certificates.

(d)	When this Letter of Transmittal is signed by the registered holder(s) of the Shares deposited and transmitted hereby, no endorsements of certificate(s) representing such Shares or separate stock transfer powers are required unless payment is to be made, or the certificates for Shares deposited but not purchased are to be issued, to a person other than the registered holder(s). Any signature(s) required on such certificates or stock transfer powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal is signed by a person other than the registered holder of the certificate(s) listed, the certificates must be endorsed or accompanied by appropriate stock transfer powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate, and signatures on such certificate(s) or stock transfer power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e)	If this Letter of Transmittal or any certificates or stock transfer powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.

8.	Order of Purchase in Event of Proration. Shareholders may designate the order in which their Shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the Shares purchased.

9.	Special Payment and Delivery Instructions. If certificates for Shares deposited but not purchased and/or cheques are to be issued in the name of a person other than the signer of this Letter of Transmittal or if such certificates and/or cheques are to be sent to someone other than the signer of this Letter of Transmittal or to the signer at a different address, Box E “Special Payment Instructions” and/or Box F “Special Delivery Instructions” on this Letter of Transmittal must be completed. If a cheque evidencing payment for Shares deposited is to be held by the Depositary for pick-up by the undersigned or any person designated by the undersigned in writing, Box G “Hold for Pick-Up” on this Letter of Transmittal must be completed.

10.	Irregularities. All questions as to the number of Shares to be accepted, the price to be paid therefor, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any deposit of Shares will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all deposits of Shares determined by it not to be in proper form or completed in accordance with the instructions in the Offer and in this Letter of Transmittal or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the deposit of any particular Shares and the Company’s interpretation of the terms of the Offer (including the instructions in the Offer and this Letter of Transmittal) will be final and binding on all parties. No individual deposit of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with deposits must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager, the Depositary nor any other person is or will be obligated to give notice of defects or irregularities in deposits, nor shall any of them incur any liability for failure to give any such notice. The Company’s interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding.

11.	Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance and additional copies of the Offer to Purchase, the Circular, the Notice of Guaranteed Delivery and this Letter of Transmittal may be directed to the Depositary or the Dealer Manager at their respective addresses and telephone and facsimile numbers set forth on the back cover of the Offer to Purchase and Circular or from your broker, dealer, commercial bank, or trust company.

12.	Substitute Form W-9. Each U.S. Shareholder depositing Shares to the Depositary is required to provide the Depositary with a correct U.S. taxpayer identification number (“TIN”), which is generally the Shareholder’s social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided below. Failure to timely provide the correct information on this form may subject the depositing shareholder to a US$50 penalty imposed by the U.S. Internal Revenue Service (the “IRS”) and/or backup withholding imposed by the IRS. For information respecting Canadian withholding tax on payments to non-residents of Canada see Section 14 of the Circular — “Certain Canadian Federal Income Tax Considerations”. U.S. Shareholders should also see “Important U.S. Tax Information for U.S. Holders” below.

13.	Governing Law. The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

14.	Privacy Notice. The Depositary is committed to protecting your personal information. In the course of providing services to you and its corporate clients, the Depositary receives non-public personal information about you – from transactions it performs for you, forms you send it, other communications it has with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. The Depositary uses this to administer your account, to better serve your and its clients’ needs and for other lawful purposes relating to its services. The Company has prepared a Privacy Code to tell you more about its information practices and how your privacy is protected. It is available at the Depositary’s website, computershare.com, or by writing to the Depositary at 100 University Avenue, Toronto, Ontario, M5J 2Y1. The Depositary will use the information you are providing on this form in order to process your request and will treat your signature(s) on this form as your consent to the above.

IMPORTANT: This Letter of Transmittal or manually signed photocopy of it (together with certificates for Shares and all other required documents) or the Notice of Guaranteed Delivery must be received by the Depositary on or before the Expiration Date. This is a summary only of certain U.S. tax considerations. Shareholders should consult with their tax advisors regarding the tax consequences with respect to their particular circumstances.
IMPORTANT U.S. TAX INFORMATION FOR U.S. HOLDERS
In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. Shareholder tendering Shares must, unless an exemption applies, provide the Depositary with such Shareholder’s TIN, certify under penalties of perjury that such TIN is correct, and provide certain other certifications by completing the Substitute Form W-9 included in this Letter of Transmittal. If a Shareholder does not timely provide such Shareholder’s correct TIN or fails to provide the required certifications, the IRS may impose a penalty of US$50 on such Shareholder and payment to such Shareholder pursuant to the Offer may be subject to backup withholding currently at a rate of 28%. All U.S. Shareholders tendering Shares pursuant to the Offer should complete and sign the Substitute Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Company and the Depositary).
Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the Shareholder upon filing a U.S. federal income tax return.
The tendering Shareholder is required to give the Depositary the TIN (i.e., social security number or federal employer identification number) of the record holder of the Shares. If the Shares are held in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.
Certain Shareholders (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. Shareholders should indicate their exempt status on the Substitute Form W-9. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions. Shareholders are urged to consult their tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

TO BE COMPLETED BY TENDERING SHAREHOLDERS THAT ARE U.S. PERSONS
(INCLUDING U.S. RESIDENT ALIENS)
(See “Guidelines for Certification of TIN on Substitute Form W-9” below)

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Please fill out your name and address below: Name:

Address
(Number and street):

City, State and Zip Code:

Payer’s Request for Taxpayer Identification Number (TIN)	Part 1 — PLEASE PROVIDE YOUR

	TIN IN THE BOX AT RIGHT AND CERTIFY	Social Security Number
	BY SIGNING AND DATING BELOW	OR

Employer Identification Number

Part 2 — CERTIFICATION — UNDER PENALTIES OF PERJURY, I CERTIFY THAT: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
		Part 3 — Awaiting TIN Exempt	☐ ☐

CERTIFICATION INSTRUCTIONS — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the applicable box in Part 3.

SIGNATURE	DATE

NAME (Please Print)

ADDRESS (Number and street)

City, State and Zip Code

         NOTE:      FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28 PERCENT OF ANY PAYMENT MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

TENDERING SHAREHOLDERS MUST COMPLETE THE FOLLOWING CERTIFICATE IF THEY CHECKED THE APPLICABLE BOX IN PART 3 OF SUBSTITUTE FORM W-9.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payor by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number and that, if I do not provide my taxpayer identification number within 60 calendar days, such retained amounts shall be remitted to the IRS as backup withholding.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

Give the SOCIAL
For this type of account:		SECURITY number of
1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals (1)

3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)

4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)

5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor (1)

6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor or incompetent person(3)

7.

a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)

b.	So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

8.	Sole proprietorship account	The owner(4)

Give the SOCIAL
SECURITY or EMPLOYER
For this type of account:		IDENTIFICATION number of
9.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number or the personal representative or trustee unless the legal entity itself is not designated in the account title) (5)

10.	Corporate account	The corporation

11.	Religious, charitable, or educational organization account	The organization

12.	Partnership account held in the name of the business	The partnership

13.	Association, club or other tax-exempt organization	The organization

14.	A broker or registered nominee	The broker or nominee

15.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or person) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.

(2)	Circle the minor’s name and furnish the minor’s Social Security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s Social Security number.

(4)	Show the name of the owner.

(5)	List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Obtain a Number
If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
•	A corporation.

•	A financial institution.

•	An organization exempt from tax under section 501(a), or an individual retirement plan.

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a).

•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

•	An entity registered at all times during the taxable year under the Investment Company Act of 1940.

•	A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:
•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to non-resident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.
FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.
Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payee. Certain penalties may also apply.
Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. — Falsifying certifications or affirmations may subject you to criminal penalties including fines and /or imprisonment.
(4) Failure to Report Certain Dividend and Interest Payments. — If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.